UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 9, 2016

BALINCAN INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-204161	38-3970138
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11/F Johnson Industrial Mansion

340 Kwun Tong Road

Kowloon

Hong Kong

(Address of principal executive offices)

852-21807022

 (Registrant's telephone number, including area code)

   ALPINE AUTO BROKERS, INC.

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 9, 2016, Balincan International, Inc. (formerly Alpine Auto Brokers, Inc.) (the “Company”), entered into a non-binding memorandum of understanding (the “MOU”) with EC Investment Limited (“EC”). Pursuant to the MOU, the Company and EC will work to form a joint venture company named Galaxy Fortune Holdings Inc. (“JV”) to hold and operate an airline headquartered in Saipan (the “Airline”) and a hotel there, that has begun construction (the “Hotel”). EC would establish the Airline and build the Hotel with the help of funding from the Company. Such funding would come from the issuance of financial instruments, such as common shares, convertible bonds and warrants of the Company. The Company has identified two potential investors, Star Symbol Ventures Limited and Everstar Asia Limited. The JV is hoping to raise an amount between US$13 million to US$20 million (equivalent to approximately HK$101 million to HK$156 million) for the purposes of development and operation of the JV.

The Company cannot guarantee that the JV will be formed nor that adequate funds will be raised to undertake the business plan of the JV.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 9, 2016

Balincan International, Inc.

/s/ Tsz Ting Ip
By: Tsz Ting Ip
Title: President